 Exhibit 10.21

September 9, 2021

LightPath Technologies, Inc. 2603 Challenger Tech Court Suite 100
Orlando, Florida 32826
Attention: Sam Rubin, President and CEO

Re:
Loan Agreement dated February 26, 2019 by and between LightPath Technologies, Inc. et. al. and BankUnited, N.A. as amended (the “Loan Agreement”)

NOTICE OF DEFAULT AND WAIVER

Dear Mr. Rubin:

Under the terms of the referenced Loan Agreement LightPath Technologies, Inc. (“Borrower”) is required to maintain a minimum Fixed Charge Coverage Ratio (defined in the Loan Agreement) of 1.25 to 1.00 to be tested quarterly. As of June 30, 2021 you were not in compliance with that covenant (“Covenant Default”).

BankUnited, N.A. (“Lender”) is waiving the June 30, 2021 covenant non-compliance.

We will modify the Fixed Charge Coverage Ratio Covenant through maturity (the next two quarterly tests) to (a) allow specific and approved China/fraud-related add-backs, and (b) reduce the ratio to 1.0x for September 30, 2021 and 1.10x for December 31, 2021. The existing covenant of maximum Total Leverage Ratio of 4.00 to 1.00, tested quarterly, will also allow said add-backs.

This waiver and modification is conditioned on:

1.
Cancellation of the Guidance Line Facility

2.
Fundings under the Revolving Credit Facility will require specific Lender approval, which will not be granted in the absence of compliance with the amended September 30, 2021 and the December 31, 2021 Fixed Charge Coverage Ratio Covenant.

3.
$10,000 Default & Waiver Fee paid to BankUnited, N.A

LightPath Technologies, Inc.
Notice of Default and Waiver

September 9, 2021

The foregoing waiver is without prejudice to all of the rights and remedies afforded Lender in the Loan Agreement and the related loan documents (the “Loan Documents”) for any other breach thereof, all of which rights and remedies are hereby expressly reserved.

The Covenant Default described herein does not necessarily constitute all of the defaults or Events of Default which currently may exist under the Loan Documents, and the specific reference to the Covenant Default is not intended to, nor shall, be a waiver or implied waiver thereof.

In no event and under no circumstance shall this letter or the prior or future collection of any principal, interest or fees by Lender be construed to: (i) cure any Covenant Default or any other default or Event of Default (whether described or referred to herein or otherwise), (ii) waive, limit, prejudice, condition or otherwise adversely affect any rights, remedies, privileges or powers of Lender under the Loan Documents or applicable law (including, without limitation, Lender’s right to foreclosure on any and all collateral covered by the Loan Documents), all of which are hereby expressly reserved, (iii) cause a modification or amendment of the Loan Documents, except as expressly set forth herein, (iv) modify, change, diminish, postpone or release any of Borrower’s obligations or liabilities under the Loan Documents or any other liability Borrower may have to Lender, or (v) limit Lender’s right to demand any and all sums which are or may hereafter become due and payable under the Loan Documents or otherwise including, without limitation, collection costs and attorney’s fees.

This letter is not intended to establish a custom or course of dealing between Borrower and Lender. The delivery by Lender of this letter shall not constitute or create a right to notice or demand on any future occasion that is not otherwise required under the Loan Documents.

By signing this Notice of Default and Waiver you authorize BankUnited, N.A. to debit your operating account for the $10,000.00 fee and reasonable legal fees incurred for the processing of the waiver. You will also be responsible to reimburse us for any other reasonable outside counsel legal fees that may be incurred.

Very truly yours,

  /s/ Joseph M. Disanti
Joseph M. Disanti
Senior Vice President

cc:
Alissa K. Lugo, Esq.

Baker Hostetler SunTrust Center

200 South Orange Ave, Suite 2300

Orlando, Florida 32801-3432

LightPath Technologies, Inc.
Notice of Default and Waiver

September 9, 2021

Agreed:

LightPath Technologies, Inc.

/s/ Sam Rubin

By:
Sam Rubin, President & CEO (print name)